UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2015

MACQUARIE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 24, 2015, Macquarie Infrastructure Corporation (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC, as managers (the “Managers”), pursuant to which each will act as the Company’s sales agent with respect to the offer and sale from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Shares) having an aggregate gross offering price not to exceed $400,000,000. Sales of the Shares, if any, will be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the New York Stock Exchange or sales made to or through a market marker other than on an exchange. Under the terms of the Distribution Agreement, the Company may also sell Shares to one or more of the Managers as principal for their own account at a price to be agreed upon at the time of sale. Any sale of Shares to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Company and such Manager. Any Shares sold will be registered pursuant to the Company’s registration statement (No. 333-187794) on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 8, 2013, as amended by Post-Effective Amendment No. 1 to Form S-3, filed with the Commission on July 7, 2014 and Post-Effective Amendment No. 2 to Form S-3, filed with the Commission on May 21, 2015.

In the ordinary course of business, certain of the Managers and their affiliated entities have provided, and may in the future provide, investment banking and commercial banking or other financial services to the Company for which they have received, and may in the future receive, customary compensation and expense reimbursement. For instance, Barclays Capital Inc. and Macquarie Capital (USA) Inc. are joint lead bookrunners of Atlantic Aviation’s existing credit facility and their affiliates are joint lead arrangers and lenders under such facility. IMTT and Hawaii Gas are also parties to various loan agreements and credit facilities under which affiliates of the agents serve as trustees, agents and lenders. In addition, Macquarie Capital (USA) Inc. acted as joint bookrunner and lead placement agent for a notes offering by Hawaii Gas. Barclays Capital Inc. acted as financial advisor to the Company in connection with the acquisition of Bayonne Energy Center and IMTT. Barclays Capital Inc. and Macquarie Capital (USA) Inc. acted as financial advisor to the Company in connection with the acquisition of Galaxy Aviation. SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC acted as underwriters in connection with the equity offering and the convertible senior notes offering that financed the acquisition of IMTT. Affiliates of SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are lenders under our senior secured revolving credit facility. Macquarie Capital (USA) Inc. is an affiliate of our Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”), our external manager.  Affiliates of Credit Agricole Securities (USA) Inc. serve as a joint lead arranger, bookrunner and lender under the amended and restated credit and guaranty agreement among Bayonne Energy Center, LLC and Bayonne Energy Center Urban Renewal, LLC, the several guarantors thereto and Morgan Stanley Senior Funding, Inc. as administrative agent.  Also, J.P. Morgan Securities LLC acted as the underwriter in connection with the secondary equity offering by MIMUSA in May 2015.

The foregoing description of the Distribution Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 24, 2015, by and among Macquarie Infrastructure Corporation, SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

Date: June 24, 2015	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 24, 2015, by and among Macquarie Infrastructure Corporation, SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).